UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 3, 2010

RemoteMDx, Inc.
(Exact name of registrant as specified in its charter)

Utah (State or other jurisdiction of incorporation)	0-23153 (Commission File Number)	87-0543981 (IRS Employer Identification No.)

150 West Civic Center Drive, Suite 400, Sandy, Utah  84070
(Address of principal executive offices, Zip Code)

Registrant's telephone number, including area code: (801) 451-6141

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

On February 3, 2010, the registrant issued a press release announcing the settlement and termination of two lawsuits between the registrant and Satellite Tracking of People, LLC (“STOP”) in California and Texas.  The matters resolved by the parties’ stipulation and agreement are Satellite Tracking of People, L.L.C. (a/k/a STOP, LLC) and Michelle Enterprises, LLC v. Pro Tech Monitoring, Inc., Omnilink Systems, Inc., and SecureAlert, a patent infringement suit filed against the registrant and other defendants in the United States District Court for the Eastern District of Texas on March 19, 2008, and RemoteMDx, Inc. v. Satellite Tracking of People, L.L.C. (a/k/a STOP, LLC), a patent infringement suit filed by the registrant against STOP in the United States District Court for the Central District of California on May 2, 2008. Financial details of the settlement were not disclosed.

A copy of the press release is included with this Current Report as Exhibit 99.1.

The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended. The furnishing of the information in this Current Report is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information this Current Report contains is material investor information that is not otherwise publicly available.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Press release issued by RemoteMDx, Inc. dated February 3, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SecureAlert, Inc.

By:	/s/ John L. Hastings, III
Chief Operating Officer

Date:  February 3, 2010